SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.__ )
                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]
                           Check the appropriate box:
                           Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
             [ ] Soliciting Material Pursuant to Section 240.14a-12
                           ThermoView Industries, Inc.
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)
                Payment of Filing Fee (Check the appropriate box:
                        [X] No fee required.
                        [ ] Fee computed on table below per Exchange Act Rules
                              14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1) Amount Previously Paid:


(2) Form, Schedule or Registration Statement No.:


(3) Filing Party:


(4) Date Filed:

                           ThermoView Industries, Inc.
                              5611 Fern Valley Road
                              Louisville, KY 40222

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 26, 2001

                                 ---------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of ThermoView Industries, Inc. (the "Company"), will be held on July 26, 2001 at 10:00 a.m. at Louisville Marriott East, 1903 Embassy Square Boulevard, Louisville, Kentucky.

     Holders of Common Stock, $.001 par value, of the Company (the "Common Stock") will vote:

     1. To elect three members to Class II of the Board of Directors.

     2. To elect two members to Class III of the Board of Directors.

     3. To elect one member of Class I of the Board of Directors.

     4. To authorize the 2000 Stock Option Plan.

     5. To ratify the selection of Ernst & Young, LLP, as independent auditors for the fiscal year ending December 31, 2001.

     6. To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be postponed or adjourned.

     The Board of Directors has fixed the close of business on June 1, 2001 as the record date (the "Record Date") for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. Only stockholders of record of the Company's Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

     You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by notice to the Secretary of the Company or by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                    By Order of the Board of Directors



                                    Charlton C. Hundley
                                    Secretary
Louisville, Kentucky
June 10, 2001

                           THERMOVIEW INDUSTRIES, INC.
                              5611 Fern Valley Road
                           Louisville, Kentucky 40228
                                 ---------------

                                 PROXY STATEMENT

     We are furnishing this proxy statement in connection with the solicitation of proxies on behalf of the Board of Directors of ThermoView Industries, Inc., a Delaware corporation, for use at our annual meeting of stockholders. We will hold the meeting at 10:00 a.m., eastern daylight time, on Thursday, July 26, 2001, at the Louisville Marriott East, 1903 Embassy Square Blvd., Louisville, Kentucky, and at any and all adjournments of the meeting, for the purposes we have described in the notice of the meeting. We are mailing this proxy statement and the accompanying form of proxy to stockholders commencing on or about June 10, 2001.

Proxies

     We will vote the shares represented by duly executed proxies in the accompanying form received prior to the meeting and not revoked at the meeting or at any adjournments within 120 days after the adjournment of the meeting in accordance with the choices specified on the ballot. If you do not specify any choices, the proxies named in the form of proxy intend to vote:

     o For the nominees for election as directors;

     o For approval of the 2000 Stock Option Plan; and

     o For the ratification of Ernst & Young LLP as our independent auditors for the 2001 fiscal year.

      You may revoke your proxy by:

     o giving written notice of your revocation to the secretary of ThermoView before the meeting;

     o delivery of a duly executed proxy bearing a later date; or

     o by voting in person at the meeting.

     Attendance at the meeting will not have the effect of revoking a proxy unless you notify the secretary of the meeting in writing prior to voting of the proxy at the annual meeting.

Expenses of Soliciting Proxies

     We will bear the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing this proxy statement and

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
the accompanying form of proxy. In addition to the solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares other persons beneficially own, to send this proxy material to and obtain proxies from the beneficial owners, and will reimburse the holders for their reasonable expenses.

Quorum and Voting

     The presence in person or by proxy of stockholders holding a majority of our outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of all business at the annual meeting. You may withhold authority to vote for all nominees for directors or may withhold authority to vote for individual nominees for directors. You may also abstain from voting on the proposals to approve:

     o the 2000 Stock Option Plan; and

     o the selection of Ernst & Young LLP as our independent auditors for the 2001 fiscal year.

     We will treat votes withheld from the election of any nominee for director and abstentions from any other proposal as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but we will not count those votes in the number of votes cast on any matter. If a broker does not receive voting instructions from you, as a beneficial owner, on a matter and indicates on the proxy that the broker does not have discretionary authority to vote on that matter, we will not consider those shares as present and entitled to vote with respect to that matter.

Voting Securities

     Only stockholders of record at the close of business on June 1, 2001 may vote at the annual meeting or any adjournments within 120 days of the meeting. On June 1, 2001, we had 7,726,461 shares of our common stock outstanding and entitled to vote at the annual meeting. Each share of common stock entitles the holder to one vote on all matters presented at the annual meeting.

     The following table sets forth information regarding beneficial ownership of our common stock as of June 1, 2001 for:

     o each executive officer and director of ThermoView;

     o each person known by us to own of record or beneficially more than 5% of the outstanding shares of our common stock; and

     o all executive officers and directors of ThermoView as a group.

     In accordance with the SEC's rules, the following table gives effect to the shares of common stock that could be issued upon the exercise of outstanding options and warrants within 60 days of May 1, 2001. Unless otherwise indicated, each of the persons named in the following table has sole voting, conversion and investment power with respect to the shares owned.

                                           Number of
                                             Shares
                                         Beneficially     Percentage
Beneficial Owner                             Owned        of Class(1)
----------------                        -------------   ---------------
Brown Simpson Partners I, Ltd.(2).....    1,257,425         14.2%
GE Capital Equity Investments, Inc.(3)    1,108,217         12.5
James Thomas Kelly(4).................      825,400         10.7
Stephen A. Hoffmann(5)................      555,242          6.8
LD Capital, Inc.(6)...................      492,802          6.0
Rodney H. Thomas(7)...................      460,424          5.8
Charles L. Smith(8)...................      414,567          5.3
John H. Cole(9).......................      176,668          2.2
Robert L. Cox(10) ....................      234,307          3.0
Raymond C. Dauenhauer, Jr.(11)........      121,843          1.6
Nelson E. Clemmens(12)................      110,150          1.4
James J. TerBeest(13).................       74,950          1.0
Robin C. Edwardsen(14)................       71,667          *
Ronald L. Carmicle(15)................       34,158          *
J. Sherman Henderson III(16)..........       30,825          *
Bruce C. Merrick(17)..................        6,380          *
George T. Underhill, III(18)..........       16,380          *
All directors  and  executive  officers
  as a group (13 persons)(19).........    2,309,062         25.5

* Less than 1% of total.

     (1) Based on 7,726,461 shares of common stock outstanding, plus, for each individual or entity, the number of shares of common stock that each individual or entity may acquire upon the exercise of stock options or warrants or conversion of convertible securities within 60 days of June 1, 2001.

     (2) Includes 1,100,000 shares issuable upon exercise of outstanding warrants, and 157,425 shares of common stock issued as dividends on the previously issued and outstanding Series C preferred stock. Brown Simpson Partners I, Ltd. is controlled by their general and managing partner, Brown Simpson Asset Management, LLC. The principal address for Brown Simpson Partners I, Ltd. is 152 West 57th Street, 40th Floor, New York, New York 10019.

     (3) Represents shares issuable upon exercise of outstanding warrants. GE Capital Equity Investments, Inc. is a subsidiary of General Electric Company. GE Capital Equity Investments, Inc.'s address is 120 Long Run Road, Stamford, Connecticut 06927.

     (4) Mr.  Kelly's  address  is 218 4th Ave.,  Newtown  Square,  Pennsylvania
19603.

     (5) Includes 11,596 shares deemed beneficially owned by Mr. Hoffmann as trustee of two trusts, as to which Mr. Hoffmann disclaims beneficial ownership. Includes 385,664 shares issuable upon exercise of outstanding stock options granted to Mr. Hoffmann. Includes 23,698 shares issuable upon the exercise of a warrant issued to Mr. Hoffmann. Includes 33,333 shares owned by Founders Group, LLC, a limited liability company in which Mr. Hoffmann owns one-third of the outstanding ownership interest. Includes 33,334 shares beneficially owned by Mr. Hoffmann as trustee of two trusts, as to which Mr. Hoffmann disclaims beneficial ownership. Mr. Hoffmann's address is ThermoView Industries, Inc., 5611 Fern Valley Road, Louisville, Kentucky 40228.

     (6) Represents shares issuable upon exercise of outstanding stock options granted to LD Capital, Inc. Substantially all of the outstanding stock of LD Capital, Inc. is held by Lindsey Maxwell, the spouse of Mr. Maxwell, our former Corporate Development Manager and the President, Secretary, Treasurer and sole director of LD Capital, Inc., as custodian for their minor children. Messrs. Dauenhauer and Underhill each own a minority interest in LD Capital, Inc. Mr. Clemmens is also a minority shareholder and the former President, Secretary, Treasurer and sole director of LD Capital, Inc. The address for LD Capital, Inc. is 133 South Third Street, Suite 402, Louisville, Kentucky 40202.

     (7) Includes 163,333 shares issuable upon exercise of outstanding stock options granted to Mr. Thomas. Includes 154,948 shares issuable upon exercise of a warrant issued to Mr. Thomas.

     (8) Includes 73,890 shares issuable upon exercise of outstanding stock options granted to Mr. Smith. Includes 85,677 shares issuable upon exercise of a warrant issued to Mr. Smith.

     (9) Includes 143,334 shares issuable upon exercise of outstanding stock options granted to Mr. Cole. Mr. Cole resigned as Chief Financial Officer effective January 2001.

     (10) Includes 45,573 shares issuable upon the exercise of a warrant issued to Mr. Cox.

     (11) Mr. Dauenhauer became a director of ThermoView effective March 2000. Includes 11,111 shares issuable upon exercise of outstanding stock options granted to Mr. Dauenhauer. Includes 6,380 shares issuable upon the exercise of a warrant issued to Mr. Dauenhauer.

     (12) Includes 110,149 shares issuable upon exercise of outstanding stock options granted to Mr. Clemmens. Mr. Clemmens resigned as President and director in July 2000.

     (13) Includes 62,501 shares issuable upon exercise of outstanding stock options granted to Mr. TerBeest. Includes 9,115 shares issuable upon the exercise of a warrant issued to Emerging Business Systems, LLC, of which Mr. TerBeest is a member. Mr. TerBeest became Chief Financial Officer effective January 2001.

     (14) Includes 71,667 shares issuable upon exercise of outstanding stock options granted to Mr. Edwardsen.

     (15) Mr. Carmicle became a director of ThermoView effective February 2000. Represents shares held by Lyncar Enterprises, Inc., of which Mr. Carmicle owns 100% with his spouse. Includes 11,111 shares issuable upon exercise of outstanding stock options granted to Mr. Carmicle. Includes 6,380 shares issuable upon the exercise of a warrant issued to Mr. Carmicle.

     (16) Includes 1,667 shares issuable upon exercise of outstanding stock options granted to Mr. Henderson. Includes 6,380 shares issuable upon the exercise of a warrant issued to Mr. Henderson.

     (17) Includes 6,380 shares issuable upon the exercise of a warrant issued to Mr. Merrick.

     (18) Includes 6,380 shares issuable upon the exercise of a warrant issued to Mr. Underhill.

     (19) Includes 1,323,118 shares issuable upon exercise of outstanding stock options and warrants owned by all directors and officers as a group which vest within 60 days of June 1, 2001.

PROPOSAL 1:

Election of Directors

     The first proposal on the agenda for this year's annual meeting involves the electionof three directors to serve as Class II directors, two directors to serve as Class III directors and one director to serve as a Class I director. The Board of Directors currently consists of nine directors divided into three classes, serving staggered three-year terms. The three Class II directors will serve for a three-year term beginning at the meeting and expiring at the 2004 annual meeting of stockholders or until succeeded by another qualified director who the stockholders have properly elected. The two Class III directors will serve for a one-year term beginning at the meeting and expiring at the 2002 annual meeting of stockholders or until succeeded by another qualified director who the stockholders have properly elected. The one Class I director will serve for a two-year term beginning at the meeting and expiring at the 2003 annual meeting of stockholders or until succeeded by another qualified director who the stockholders have properly elected. The Class II directors are subject to election at the meeting together with the Class III and Class I directors who the remaining directors had appointed to fill vacancies until the 2002 annual meeting of stockholders. The nominees for election are J. Sherman Henderson, III, Rodney H. Thomas and George T. Underhill, all current Class II directors, Charles L. Smith and Robert L. Cox, current Class III directors and Bruce C. Merrick, a current Class I director. Any alteration, amendment or repeal of the staggered board requirement in our restated certificate of incorporation would require the affirmative vote of stockholders owning at least 66 2/3% of the total shares outstanding and entitled to vote generally in the election of directors, voting together as a single class.

     We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all nominees. If unforeseen circumstances, such as death or disability, make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

     Following is the principal occupation with ThermoView, age and other information for each director nominee and other directors serving unexpired terms.

Class II nominees for election at this meeting to a term expiring in 2004:

Name                                            Age    Position
----                                            ---    --------
J. Sherman Henderson, III...................     58    Director
George T. Underhill, III................         45    Director
Rodney H. Thomas............................     48    Director

Class III nominees for election at this meeting to a term expiring in 2002:

Name                     Age    Position
----                     ---    --------
Robert L. Cox........     58    Director
Charles L. Smith.....     47    Chief Executive Officer, President and Director

Class I nominee for election at this meeting to a term expiring in 2003:

Name                     Age    Position
----                     ---    --------
Bruce C. Merrick.....     49    Director

     The Board of Directors recommends a vote FOR the above nominees from each of Class I, Class II and Class III.

Class III directors whose terms continue until 2002:

Name                     Age    Position
----                     ---    --------
Stephen A. Hoffmann..     55    Chairman of the Board of Directors

Class I directors whose terms continue until 2003:

Name                     Age    Position
---                      ---    --------
Ronald L. Carmicle...     52    Director
Raymond C. Dauenhauer Jr. 57    Director

Nominees for Class II Directors - Terms Expiring in 2004

     J. Sherman Henderson, III. Mr. Henderson has served as a director of ThermoView since August 1998. Mr. Henderson has served as President and Chief Executive Officer of Lightyear Communications, formerly known as UniDial Communications, a telecommunications company, since August 1993. Mr. Henderson is also a founder, President and Chief Executive Officer of UniDial Direct, which sells commercial telecommunication products. Mr. Henderson has served as the Chairman of the Telecom Resellers Association, a national trade organization, since May 1994. Mr. Henderson received a B.S. in Business Management from Florida State University in 1965.

     George T. Underhill, III. Mr. Underhill has served as a director of ThermoView since October 2000. Mr. Underhill is the treasurer of Underhill Associates, located in Louisville, Kentucky and is a partner in numerous real estate entities. Mr. Underhill received a B.A degree in Business and Accounting from Miami University of Ohio in 1977 and received a J.D degree from the
University of Louisville in 1980. Mr. Underhill maintains licenses for the practice of law, real estate and public accounting in the Commonwealth of Kentucky. Mr. Underhill is currently the Vice Chairman of the Board of Directors of Palladium Communications, a multi-state licensee of telecommunications, and is founder and director of Premiere Technologies, located in Louisville,
Kentucky.   Mr.  Underhill  also  maintains  director  positions  with  numerous charitable and civic organizations located within the Louisville, Kentucky metropolitan area.

     Rodney H. Thomas. Mr. Thomas has served as a director of ThermoView since May 2000. Mr. Thomas served as the Chief Executive Officer of ThermoView from July 2000 to January 2001. Mr. Thomas has served as Vice President of Thomas Construction since its acquisition by ThermoView in January 1999. Mr. Thomas founded in 1982 and served as president of Thomas Construction from 1982 until January 1999.

Nominees for Class III Directors - Terms expiring in 2002:

     Robert L. Cox. Mr. Cox has served as a director of ThermoView since March 2001. Mr. Cox was the founder of the predecessor of Rolox, Inc. in 1973 and of Precision Window Mfg., Co., in 1991. Mr. Cox was a director of Mark Twain Bank and was President of the Great Kansas City Home Improvement Contractors Association. Mr. Cox also served as President of the Doers Association.

     Charles L. Smith. Mr. Smith has served as Chief Executive Officer since January 2001. Mr. Smith has also served as President and director of ThermoView since July 2000 and formerly served as a director from May 1998 to February 2000 and as its Chief Operating Officer from June 1999 to February 2000. Mr. Smith served as Vice President-Manufacturing Operations from November 1998 to June 1999. Mr. Smith founded in 1982 and was the President of Primax Window Co. until its acquisition by ThermoView, at which time he became Primax's Vice President. Mr. Smith is also the founder and President of Bee Line Courier Service, a courier service based in Louisville, Kentucky. Additionally, Mr. Smith has been an officer of Precision Window Mfg., Inc. since April 1992. Mr. Smith was the
President of Achievers Association, a window association of manufacturers, dealers and retailers, from 1990 to 1995.

Nominee for Class I Director - Term Expiring in 2003

     Bruce C. Merrick. Mr. Merrick has served as a Director of ThermoView since July 2000. Mr. Merrick is the President of Dant Clayton Corporation, a private manufacturer of spectator seating located in Louisville, Kentucky, which he founded in 1979. Mr. Merrick is currently a member of several national and widely-known Boards, including D.D. Williamson, the global manufacturer of caramel coloring; Western Kentucky University's Board of Advisors; Actor's Theatre of Louisville's President elect; Custom Quality Services - Metro United Way Agency; and the Western Kentucky University Student Life Foundation. In addition to his professional and philanthropic duties, Mr. Merrick was recognized as Entrepreneur of the Year for the Manufacturing Division of Kentucky and Southern Indiana.

Class III Director - Term Expiring in 2002

     Stephen A. Hoffmann. Mr. Hoffmann has served as Chairman of the Board and Chief Executive Officer of ThermoView since April 1998 and as President from April 1998 to November 1998. From May 1992 to February 1997, Mr. Hoffmann, a co-founder of AccuStaff Incorporated, served in various positions with AccuStaff including Vice Chairman and Vice President of Acquisitions. AccuStaff is now known as Modis Professional Services, Inc., a New York Stock Exchange listed temporary staffing company based in Jacksonville, Florida, with annual revenues of approximately $2.5 billion as of August 1998. The principal growth of AccuStaff revenues has been through an aggressive consolidation strategy in the temporary staffing industry. Mr. Hoffmann was also a co-founder of MetroTech, Inc., a predecessor entity to AccuStaff. Additionally, Mr. Hoffmann has been a member of The Founders Group LLC, a Louisville, Kentucky based venture capital firm, since 1997. Mr. Hoffmann received a B.S. in Commerce with a minor in Accounting from the University of Louisville in 1972.

Class I Directors - Terms Expiring in 2003

     Ronald L. Carmicle. Mr. Carmicle has served as a director of ThermoView since February 2000. Mr. Carmicle has served as the President of River City Development Corporation, a construction company, since February 1975. Mr. Carmicle has also served as the Managing Member of Tates Builders Supply Co. since September 1994. Mr. Carmicle served as President and a National Director of the Associated Builders and Contractors, Inc., a national trade association from 1977 to 1978 and is currently Chairman of the Construction Training Institute. Mr. Carmicle also serves as a director of various private and charitable organizations. Mr. Carmicle received a B.S. degree from Western Kentucky University.

     Raymond C. Dauenhauer, Jr. Mr. Dauenhauer has served as a director of the Company since March 1, 2000. Mr. Dauenhauer served as Chief Executive Officer of Dauenhauer & Son Plumbing and Piping, Inc., a Louisville, Kentucky based plumbing operation from July 1997 to September 1999. Mr. Dauenhauer currently serves as a Director of First Bank of Louisville, Kentucky and is a life member of the Board of Directors for the Louisville Association of Home Builders. Additionally, Mr. Dauenhauer serves as President and Director of the Cerebral Palsy Kids Center. Mr. Dauenhauer has held numerous offices in state and national associations of the plumbing, heating and cooling industry, and is a recipient of the "Distinguished Citizen" award from the City of Louisville.

Meetings of the Board

     The Board of Directors meets on a quarterly basis and at other times from time to time. The Board of Directors also undertakes action by unanimous written consent as permitted by Delaware law. In 2000, the Board of Directors met thirteen (13) times. All directors, with the exception of Mr. Henderson, attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during the period in which they held office.

Committees Of The Board

     The Board of Directors has an audit committee and a compensation committee, but does not have a nominating committee. Members of the Board of Directors make recommendations to the full Board for future nominations for membership to the Board of Directors.

     Audit Committee. The Board of Directors established its audit committee in December 1998. This committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendation of ThermoView's independent auditors, the scope of the annual audits, fees that ThermoView agrees to pay to the independent auditors, the performance of ThermoView's independent auditors and the accounting practices of ThermoView. The audit committee adopted a charter in June 2000, a copy of which is attached as Appendix A. The members of the audit committee are Messrs. Underhill, Carmicle and Dauenhauer. The members of the audit committee are independent for purposes of the listing standards of the American Stock Exchange.

     Compensation Committee. The Board of Directors established the compensation committee in December 1998. This committee determines the salaries and benefits, including stock option grants, for ThermoView's employees, consultants, directors and other individuals. The compensation committee also administers ThermoView's compensation plans. The members of the compensation committee are Messrs. Merrick, Dauenhauer and Carmicle.

Compensation Committee Interlocks And Insider Participation

     None of the members of the compensation committee of the Board of Directors is an officer or employee of ThermoView. No executive officer of ThermoView serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on ThermoView's compensation committee.

Compensation Of Directors

     We currently pay our directors a fee of $10,000 per annum plus reimbursement for expenses incurred in connection with their services performed as directors. We also pay $2,500 per annum to members of the audit committee and

$1,500 per annum to members of the compensation committee. In September 2000, the compensation committee granted to Messrs. Henderson, Dauenhauer and Carmicle qualified stock options to purchase, in the aggregate, 33,333 shares of common stock at $.63 per share under the 1999 stock option plan as compensation for services rendered as directors. These options are immediately exercisable in whole or in part. These options expire in May 2010.


PROPOSAL 2:

Approval Of The ThermoView Industries, Inc. 2000 Stock Option Plan

     Our Board of Directors has approved, subject to stockholder approval, the ThermoView Industries, Inc. 2000 Stock Option Plan, which is attached as Appendix B to this Proxy Statement. The affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting of stockholders in person or by proxy and voting upon the 2000 Plan is required for approval of the 2000 Plan. The 2000 Plan became effective on October 1, 2000.

     The purpose of the 2000 Plan is to promote the interests of ThermoView by attracting key employees and directors, providing our key employees and directors with an additional incentive to work to increase the value of our common stock and providing key employees and directors with a stake in our future, which corresponds to the stake of each of our stockholders. The 2000 Plan provides for the granting of either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options under the Code to key employees and non-qualified stock options to directors. We have reserved 1,400,000 shares of our common stock for option grants under the 2000 Plan, a portion of these shares consisting of the shares of our common stock reserved for grant under our 1999 Stock Option Plan. We transferred these 1999 reserved shares for use under the 2000 Plan on October 1, 2000. To date, we have not granted any options to purchase our shares under the 2000 Plan. Once granted, options under the 2000 Plan are not exercisable until the requisite percentage of our outstanding shares approve the 2000 Plan. These options would become null and void and of no legal effect in the event that we do not receive approval at the 2001 annual meeting of stockholders. If an option granted under the 2000 Plan to purchase any shares of common stock expires, is cancelled or is exchanged for a new option before being exercised in full, the shares reserved for the unexercised portion of such option will again be available for use under the 2000 Plan. Any shares underlying an option that is surrendered and any shares used to satisfy an option price or withholding obligation shall not again become available for use under the 2000 Plan. The shares shall be reserved to the extent ThermoView deems appropriate from authorized but unissued shares of our common stock and from shares of common stock which we may reacquire from time to time. The terms of any options shall be determined under the 2000 Plan and under the related certificate between the Company and the key employee or director.

Administration

     Our compensation committee will administer the 2000 Plan.

Participants

     Any full time employee the compensation committee deems to be key, directly or indirectly, to our success and non-employee director, in each case, of ThermoView, any subsidiary of which ThermoView owns, directly or indirectly, 50% of its outstanding common stock, or any affiliate of ThermoView may participate in the 2000 Plan. We may grant an incentive stock option under Section 422 of the Code only to ThermoView and subsidiary employees.

     The compensation committee may grant options under the 2000 Plan to such employees and non-employee directors as the compensation committee determines. If the aggregate fair market value of common stock subject to all incentive stock options granted to a key employee under the 2000 Plan and any other stock option plan we have adopted which first became exercisable in any calendar year exceed $100,000, these options shall be treated as non-qualified options. The compensation committee shall have the right to grant new options in exchange for the cancellation of options or under any other circumstances which the compensation committee deems appropriate. The option certificate under which an option is granted shall incorporate the terms and conditions which the compensation committee deems consistent with the terms of the 2000 Plan and, if the compensation committee intends an option to be an incentive stock option, which are not inconsistent with Section 422 of the Code.

Option Price

     The compensation committee will determine the option price of options granted under the 2000 Plan but for incentive stock options the option price will be no less than the fair market value of our common stock on the date the option is granted; provided, however, if a key employee owns more than 10% of the total combined voting power of all our classes of stock or the classes of stock of a subsidiary, the option price for an incentive stock option will be no less than 110% of the fair market value of our common stock on that date. The option price for each share of common stock subject to a non-qualified option which is granted to a key employee or director may be more than, less than or equal to the fair market value of a share of our common stock on the date the non-qualified option is granted. The option certificate may, at the discretion of the compensation committee, provide for payment of the option price in cash, our common stock, or a combination of cash and our common stock. Any payment made in our common stock shall require the tendering of shares of our common stock held by the key employee or director or, to the extent allowed by the compensation committee in its sole discretion, by having ThermoView withhold our common stock (that otherwise we would transfer to the key employee or director upon the exercise of any option). ThermoView will receive no payment upon the granting of options pursuant to the 2000 Plan.

Option Period

     Each option granted under the 2000 Plan will be exercisable in whole or in part as set forth in the option certificate under which the option is granted, but in no event before the date the option is granted or after the earlier of the date the option is exercised in full, the date which is the tenth anniversary of the date the option is granted, or the date which is the fifth anniversary of the date the option is granted if the option is granted to a key employee who is a ten percent stockholder and the compensation committee intends that the option qualify as an incentive stock option.

Non-transferability

     A key employee or director may not transfer an option granted under the 2000 Plan other than by will or by the laws of descent and distribution, and the option shall be exercisable during a key employee's or director's lifetime only by the key employee or director.

Surrender of Options

     The compensation committee in its discretion may incorporate a provision in an option certificate to allow a key employee or director to surrender his or her option in whole or in part in lieu of the exercise of such option on any date that the fair market value of our common stock subject to that option exceeds the option price for the common stock and the option is otherwise exercisable. In exchange for his or her surrendered shares, a key employee or director shall receive payment in cash or in our common stock, or in a combination of cash and our common stock, equal to the excess of the fair market value of the surrendered shares on the date the surrender is effective over the option price for the surrendered shares. The compensation committee in its discretion shall determine the form and timing of the payment. An option certificate which incorporates the surrender provision will also incorporate additional restrictions as the compensation committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3 of the Securities Exchange Act of 1934.

2000 Plan Not Registered under Securities Act

     Each option certificate will provide that the shares of our common stock received as a result of the exercise of an option under the 2000 Plan must be held for investment and not with a view to resale or distribution to the public. We have no obligation to register the 2000 Plan or our common stock issued under the 2000 Plan under the Securities Act. As a result, the recipients of the options and the related common stock will have restricted securities for purposes of the Securities Act.

Adjustment of Shares

     The 2000 Plan provides for adjustments by the Board of Directors in an equitable manner, of the number of shares of common stock available for the grant of options, the number of shares of our common stock covered by options and the option price to reflect any changes in our capitalization, including, but not limited to, changes such as stock splits or stock dividends and in the event of certain transactions which provide for the substitution or assumption of options.

Sale or Merger of ThermoView

     If we agree to sell all or substantially all of our assets or agree to any merger, consolidation, reorganization, division or other corporate transaction in which our common stock is converted into another security or into the right to receive securities or property and the agreement does not provide for the assumption or substitution of options granted under the 2000 Plan on a basis that is fair and equitable to the option holders as determined by our Board of Directors, our Board of Directors may cancel each option. The cancellation is subject to our waiver of any restrictions on the exercise of the option before the option certificate is cancelled, or we transfer to the key employee or director shares of our common stock, the number of which shall be the number of whole shares of common stock, if any, which the key employee or director would have received if he or she had the right to surrender his or her outstanding option in full under the 2000 Plan and exercised that right on the date set by the Board of Directors exclusively for common stock. Our Board of Directors may also cancel the options in the event of an asset sale, merger or similar transaction if we give the key employee or director advance written notice of the cancellation and the transactions described in the above sentence would violate Section 16 of the Exchange Act, or the option price equals or exceeds the fair market value of a share of our common stock on a date set by the Board of Directors. The Board of Directors may exercise its discretion to vest an option in full upon an asset sale, merger or similar transaction either at the time the option is granted by including the vesting provision in the option certificate or at the time the transaction occurs.

Change in Control

     If there is a change in control of ThermoView or a tender or exchange offer is made for common stock other than by us, our Board of Directors shall have the right to take action with respect to any unexercised options granted to key employees or directors, as the Board of Directors deems appropriate under the circumstances. At the time an option is granted, our Board of Directors may provide for full vesting of the option under an asset sale, merger or similar transaction by including the necessary vesting provision in the option certificate. Our Board of Directors shall have the right to take different action with respect to different key employees, different directors or different groups of key employees or directors.

Term of the 2000 Plan

     The 2000 Plan shall terminate on October 1 2010, the tenth anniversary of the 2000 Plan's effective date or, if earlier, on the date on which we have issued all of our common stock reserved under the 2000 Plan. We cannot grant an option under the 2000 Plan after the date the 2000 Plan terminates but, as for any options granted pursuant to the 2000 Plan which are outstanding on the tenth anniversary, these options will remain until they have been exercised, surrendered or no longer are exercisable.

Amendment to the 2000 Plan

     Our Board of Directors may amend the 2000 Plan from time to time, however, we cannot amend the 2000 Plan without approval of our stockholders as required by the Code. Our Board of Directors may also suspend the granting of options under the 2000 Plan at any time and may terminate the 2000 Plan at any time, however our Board of Directors may only modify, amend or cancel any options it previously granted if the key employee or director consents in writing to the modification, amendment or cancellation, a ThermoView dissolution, asset sale, merger or similar transaction occurs.

Federal Income Tax Consequences

     A brief description of the federal income tax consequences of the Plan under present law follows. This brief description is only a general summary based on current federal income tax laws, regulations and judicial and administrative interpretations thereof and the related federal securities laws and rules and regulations. The federal income tax laws and regulations and the related federal securities laws and rules and regulations are frequently amended, and the amendments may or may not be retroactive with respect to transactions. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Accordingly, a participant should consult a tax advisor with respect to the tax aspects of the 2000 Plan.

     As identified by the compensation committee, each option granted under the Plan is either an incentive stock option or a non-qualified stock option. A key employee or director is not subject to any federal income tax upon the grant of an option pursuant to the 2000 Plan nor will the grant of an option result in an income tax deduction for us.

     Upon the exercise of an incentive stock option and the related transfer of our common stock to a key employee, the key employee normally will not recognize any income for federal income tax purposes and we normally will not have the right to claim any federal income tax deduction. However, the excess of the fair market value of the shares transferred upon the exercise of an incentive stock option over the option price of such shares generally will constitute an item of alternative minimum tax to the key employee. Thus, notwithstanding that a key employee will not recognize income for regular income tax purposes upon exercise of an incentive stock option, the key employee's federal income tax liability may increase as a result of the exercise under the alternative minimum tax rules. The portion of a key employee's minimum tax liability, if any, attributable to the spread may give rise to a credit against the employee's regular tax liability in later years.

     If a key employee or director transfers our common stock pursuant to the exercise of an incentive stock option within two years from the date of the grant of the option or within one year from the date of exercise, the key employee generally will recognize ordinary income equal to the lesser of the gain recognized or the spread. The balance, if any, of the key employee's gain over the amount treated as ordinary income on a disposition generally will be long-term or short-term capital gain depending upon whether the holding period applicable to long-term capital assets is satisfied. We normally may claim a federal income tax deduction equal to any ordinary income recognized by the key employee.

     Following satisfaction of the one or two-year holding periods, the disposition of our shares acquired by the exercise of an incentive stock option generally will result in long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the option price. We may not claim any federal income tax deduction as a result of a disposition of these shares after the holding periods.

     Upon the exercise of a non-qualified stock option, the key employee or director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares transferred to the key employee or director upon exercise over the option price. The fair market value will generally be determined on the date the shares the key employee or director transfers the shares pursuant to the exercise. The key employee or director will recognize income in the year the fair market value is determined, and we generally may claim a corresponding federal income tax deduction. The sale or other taxable disposition of our shares acquired through the exercise of a non-qualified stock option generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of our shares when the non-qualified option was exercised.

     Special rules will apply to a key employee or director who exercises an option by paying the option price, in whole or in part, by the transfer to us of our shares.

     With respect to an option certificate which includes the right to surrender an option in lieu of exercise, a key employee or director does not recognize income upon the grant of the surrender right. Upon the surrender of the option the key employee or director will have ordinary income in an amount equal to the cash received plus the fair market value of any common stock received. We will have the right to claim a deduction for the amount at the time it is includable in the income of the key employee or director.

     The Board of Directors recommends a vote FOR this proposal.


PROPOSAL 3:

Ratification of independent auditors

     Our Board of Directors has appointed Ernst & Young LLP as independent auditors for the year 2001, subject to ratification by our stockholders.

     We expect a representative of Ernst & Young to be present at our annual meeting and will have the opportunity to make a statement if desired, and we expect this representative to be available to respond to appropriate questions.

     In the event our stockholders fail to ratify the appointment, we will consider this failure as a direction to our Board of Directors to select another independent auditing firm. Although our stockholders may ratify the selection of Ernst & Young, our Board of Directors, in their discretion, may direct the appointment of a new independent auditing firm at any time during the year if they feel that a change would be in the best interests of ThermoView and our stockholders.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young.

Executive Compensation

     The following table sets forth all compensation awarded to, earned by or paid to ThermoView's Chief Executive Officer and two former Chief Executive Officers serving in such capacity during 2000, and the four other highest compensated executive officers and executive officers no longer serving as such as of December 31, 2000 whose annual salary and bonus exceeded $100,000 in 2000 for services rendered in all capacities to ThermoView during 2000:

Summary Compensation Table
                                                         Long-Term
                                                     Compensation Awards
                                                     -------------------
                                Annual Compensation      Securities
                            --------------------------   Underlying
Name and                                Other Annual    Options/SARs  All Other
Principal Position    Year   Salary     Compensation     (# shares) Compensation
------------------    ----  --------  ----------------  ----------- ------------
Stephen A. Hoffmann   2000  $ 86,458    $ 17,930(1)(2)(3)  10,000    $ 93,750(4)
Former Chief          1999   150,000      20,414(1)(2)(3)       -      87,500(5)
  Executive Officer   1998   106,250      10,100(1)(2)    426,104           -

Nelson E. Clemmens    2000    87,500      11,487(7)             -      31,296(4)
Former President      1999   154,167      13,564(6)(7)          -      87,500(5)
                      1998    89,583(20)   6,631(6)(7)    110,149           -

Rodney H. Thomas(8)   2000   260,811(9)   20,925(10)(11)  146,666           -
Former Chief          1999    25,000(9)   16,770)(11)      25,000           -
  Executive Officer   1998   390,635(9)   16,675)(11)           -           -
Vice President

James J. TerBeest(12) 2000    86,874(13) 105,298(13)            -           -
Chief Finan. Officer  1999   158,000      12,089(14)       41,667           -
Former Senior Vice    1998   100,000       7,303(14)       41,667           -
 President

Charles L. Smith      2000   194,240(15)  15,875(16)(17)   73,334           -
Chief Exec. Officer,  1999   185,000(15)  23,411(16)(17)      834           -
President, Former     1998   152,933(15)  23,396(16)(17)        -           -
Chief Operating
Officer, Vice
President/Manufacturing
Operations

John H. Cole(19)      2000   135,883       4,023(18)       10,000           -
Former Chief          1999   120,833       4,316(18)       33,334           -
  Financial Officer   1998    16,667         643(18)      100,000           -

     (1) Includes  $10,000 in director fees for 2000,  $3,600 in 1999 and $5,000 for 1998.

     (2) Includes $7,200 in automobile benefits for 2000, $7,200 in 1999 and $5,100 in 1998.

     (3) Includes $4,330 in insurance benefits.

     (4) Represents fees in connection with a $3.0 million loan Guaranty Agreement.

     (5) Represents loan origination fees in connection with a $5.5 million loan and a $2.5 million loan made to ThermoView by a group of individuals.

     (6) Includes  $7,500 in director fees for 2000,  $10,000 in 1999 and $5,000 for 1998.

     (7) Includes $3,988 in insurance benefits for 2000, $3,564 for 1999 and $1,631 in 1998.

     (8) Resigned as Chief Executive Officer effective January 2001.

     (9) Represents salary paid by Thomas Construction. 1998 total represents salary paid by Thomas Construction and affiliated companies prior to acquisition by ThermoView.

     (10) Includes $3,500 in director fees for 2000.

     (11) Includes $11,499 in automobile benefits and $5,926 in insurance benefits for 2000, $11,499 in automobile benefits and $5,271 in insurance benefits for 1999 and $11,884 in automobile benefits and $4,791 in insurance benefits in 1998.

     (12) Mr. TerBeest became Chief Financial Officer in January 2001.

     (13) The $86,874 represents salary from January through mid-July 2000. The $105,298 includes $3,250 in automobile expenses and $3,048 in insurance benefits from January through mid-July 2000 and $99,000 in consulting fees payable to Emerging Business Solutions, LLC (EBS) from mid-July 2000 through December 2000. Mr. TerBeest is a member of EBS.

     (14) Includes $6,000 in automobile benefits and $6,089 in insurance benefits for 1999 and $4,000 in automobile benefits and $3,303 in insurance benefits in 1998.

     (15) Represents $20,740 in salary paid by ThermoView, $143,500 in salary paid by Primax Window Co. and $30,000 in salary paid by Precision Window in 2000, $125,000 in salary paid by Primax Window Co. and $65,000 in salary paid by Precision Window for 1999 and $137,308 in salary paid by Primax from January to November 1998 and $15,625 in salary paid by ThermoView from November 1998 to December 1998.

     (16) Includes $3,448 in director fees for 2000, $10,000 for 1999 and $5,000 for 1998.

     (17) Includes $9,362 in automobile benefits and $3,064 in insurance benefits for 2000, $9,360 in automobile benefits and $4,051 in insurance benefits for 1999 and $9,598 in automobile benefits and $8,798 in insurance benefits for 1998.

     (18) Represents insurance benefits.

     (19) Mr. Cole resigned as Chief Financial Officer in January 2001.

     (20) Includes $6,250 in consulting fees received from Thermo-Tilt in April 1998.

Stock Option Grants

     The following table sets forth information regarding options granted by ThermoView to the named executive officers during the year ended December 31, 2000. Each option represents the right to purchase one share of common stock. ThermoView has not granted any stock appreciation rights.

Option Grants In Last Fiscal Year

                                                                     Potential
                                    Individual Grants                realizable
                     --------------------------------------------  value assumed
                     Number of                                      annual rates
                     securities                                   of stock price
                     underlying  Percentage    Per              appreciation for
                     options      of total    share               option term(1)
                     granted      options     exercise Expiration  -------------
Name                 (# shares)   granted     price       Date      5%     10%
-------------------  ----------  ----------  --------  ----------  ------  -----

Stephen A. Hoffmann     10,000       2%        $.63     09/26/10   1,798   6,424

Rodney H. Thomas       146,666      29.5%      $.63     09/26/10  26,363  94,218

John H. Cole            10,000       2%        $.63     09/29/03     Nil     Nil

Charles L. Smith        73,334      14.7%      $.63     09/26/10  13,182  47,110

     (1) The initial value used for calculating appreciation is based on the $.50 per share closing price of our common stock on the American Stock Exchange on December 31, 2000.

Option Exercises And Holdings

     The following table sets forth information concerning the number and value of unexercised options held by each of the named executive officers at December 31, 2000.

     Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

             Shares                   Number of
            acquired           securities underlying     Value of unexercised
               on             unexcercised options at    in-the-money options
            exercise         fiscal year end (# shares)  at fiscal year end(1)
            (# of    Value   ------------------------- -------------------------
Name        shares) Realized Exercisable Unexercisable Exercisable Unexercisable
----        ------- -------- ----------- ------------- ----------- -------------

Stephen A.
  Hoffmann     0       0       385,664          0          $0          $0
Rodney H.
  Thomas       0       0       163,333      8,333           0           0
James J.
  TerBeest     0       0        62,501          0           0           0
Charles L.
  Smith        0       0        73,890        277           0           0

     (1) The value of the in-the-money options is based on the $.50 per share closing price of our common stock on the American Stock Exchange on December 31, 2000.

1998 Employee Stock Option Plan

     The 1998 employee stock option plan became effective as of April 15, 1998. In December 1998, our Board of Directors declared that, effective January 1, 1999, it would not grant any additional options under the 1998 employee stock option plan due to the implementation of the 1999 stock option plan. The purpose of the 1998 employee stock option plan was to promote the interests of ThermoView by attracting key employees, providing its key employees with an additional incentive to work to increase the value of the common stock and providing key employees with a stake in the future of ThermoView which corresponds to the stake of the stockholders. Our Board of Directors granted options to purchase 493,334 shares under the 1998 employee stock option plan at prices ranging from $3.45 to $15.93. On January 1, 1999, our Board of Directors authorized the transfer of the remaining 6,667 authorized but unissued shares reserved for the 1998 employee stock option plan to the 1999 stock option plan. The 1998 employee stock option plan provided for the granting to key employees of either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or non-qualified stock options under the Internal Revenue Code.

1999 Stock Option Plan

     The 1999 stock option plan became effective as of January 1, 1999. The purpose of the 1999 stock option plan is to promote the interests of ThermoView by attracting key employees and directors, providing each of its key employees and directors with an additional incentive to work to increase the value of the common stock and providing key employees and directors with a stake in the future of ThermoView which corresponds to the stake of the stockholders.
ThermoView authorized for issuance a total of 833,334 shares of common stock under the 1999 stock option plan. As of December 31, 2000, our Board of Directors had granted options to purchase 968,872 shares of common stock (including shares cancelled and subsequently granted) at prices ranging from $.63 to $25.86.

     Stock Options. Each stock option granted under the 1999 stock option plan entitles the holder to purchase the number of shares of common stock specified in the grant at the purchase price specified. The 1999 stock option plan authorizes the compensation committee to grant:

     o incentive stock options within the meaning of Section 422 of the Internal Revenue Code to key employees, and

     o non-qualified stock options under the Internal Revenue Code to key employees or non-employee directors.

     If an option granted under the 1999 employee stock option plan expires, is canceled or is exchanged for a new option before a holder exercises the option in full, the shares reserved for the unexercised portion of the option will become available again for use under the 1999 stock option plan. Shares underlying an option that a holder surrenders and shares used to satisfy an option price or withholding obligation will not become available for use under the 1999 stock option plan.

401(K) Plan

     In January 1999, our Board of Directors created a 401(k) profit sharing plan for its employees. Participants may elect to make contributions pursuant to salary withholding not to exceed $10,000 per annum. We intend to make matching contributions on the first 25% of the first 6% of a participant's annual compensation that a participant contributes.

Employment and Consulting Agreements

     Thermo-Tilt and Mr. Hoffman were parties to an employment agreement, as amended, governing his employment with Thermo-Tilt. The agreement expired in January 2000.

     ThermoView and Mr. Hoffman were parties to an employment agreement, as amended, governing his employment with ThermoView. The agreement expired in April 2000. The agreement provided that Mr. Hoffmann receive a base salary of $150,000 per annum and be eligible to receive an annual bonus equal to two percent of ThermoView's pre-tax income.

     Thermo-Tilt and Mr. Clemmens were parties to an employment agreement, as amended, governing his employment with Thermo-Tilt. The agreement expired in January 2000.

     ThermoView and Mr. Clemmens were parties to an employment agreement, as amended, governing his employment with ThermoView. The agreement expired in April 2000. The agreement provided that Mr. Clemmens receive a base salary of $150,000 per annum.

     ThermoView and Mr. TerBeest were parties to an employment agreement governing his employment with ThermoView as its Senior Vice President-Finance and Accounting, which expired in July 2000. The agreement provided that Mr. TerBeest was to receive a base salary of $158,000 per annum. ThermoView and Emerging Business Solutions, LLC, of which Mr. TerBeest is one of three members, are parties to a consulting services agreement governing financial and accounting management services provided to ThermoView. This agreement expires in July 2001. Emerging Business Solutions receives per annum fees not to exceed $480,000 plus expenses.

     ThermoView and Mr. Smith were parties to an employment agreement governing his employment with Primax Window Co. The agreement expired in April 2001. The agreement provided that Mr. Smith receive a base salary of $125,000 per annum. ThermoView and Mr. Smith are also parties to an employment agreement governing his employment with Precision Window Mfg., Inc. The agreement expires in January 2002. The agreement provides that Mr. Smith receive a base salary of $60,000 per annum.

     Thomas Construction and Mr. Thomas are parties to an employment agreement governing his employment with Thomas. The agreement expires in December 2001. The agreement provides that Mr. Thomas receive a base salary of $225,000 per annum.

     ThermoView and Mr. Edwardsen are parties to an employment agreement governing his employment with ThermoView. The agreement expires in April 2002. The agreement provides that Mr. Edwardsen receive a base salary of $100,000 per annum.

     ThermoView and Mr. Cole were parties to an employment agreement governing his employment with ThermoView. The agreement expired in October 2000. The agreement provided that Mr. Cole receive a base salary of $150,000 per annum.

     Each of the employment agreements summarized above provides that the executive retains his salary and benefits until the expiration of the employment agreement if we terminate the executive without cause.

Certain Relationships And Related Transactions

Series C Preferred Stock And Warrants

     In April 1999, we issued an aggregate of 6,000 shares of Convertible Series C preferred stock to two institutional accredited investors, Brown Simpson Growth Fund, L.P., a New York limited partnership, and Brown Simpson Growth Fund, Ltd., a Grand Cayman, Cayman Islands limited partnership, at a per share purchase price of $1,000, for a total investment of $6.0 million. In conjunction with the issuance of the Series C preferred stock, we issued to the two funds warrants to purchase up to a total of 400,000 shares of common stock at $21.00 per share. In December 2000, Brown Simpson surrendered all outstanding warrants and shares of outstanding Series C preferred stock in exchange for a warrant to purchase up to 1,100,000 shares of common stock at $.28 per share. This warrant expires on April 2004.

Series D Preferred Stock

     In April 2000, we agreed to issue an aggregate of 1,439,316 shares of 12% Cumulative Series D preferred stock with a liquidation value of $5.00 per share to Rodney H. Thomas and other individuals, all of whom were prior principals of companies we acquired. We agreed to issue these shares as full payment of post closing earn-out incentives owed to these principals that were due and payable in cash and common stock and full payment of interest earned by these individuals prior to settlement of the earn-out incentives. The Series D preferred stock is senior to our common stock and is on parity with the Series E preferred stock. The Series D preferred stock will pay cumulative dividends at the rate of $.60 per share annually, subject to the legal availability to pay the dividends and the consent of our lenders. The shares of Series D preferred stock are redeemable by ThermoView for cash or common stock that equals the liquidation value of the shares redeemed, plus cumulative unpaid dividends. In September 2000, we amended the terms of the Series D preferred stock by adding a mandatory redemption provision in exchange for the deferral of dividends until

October 1, 2001. The mandatory redemption provision required us to redeem 20% of the outstanding Series D preferred stock per annum beginning October 2001, and provided for a 2% increase in the dividend in the event that we were unable to redeem the required amount. In January 2001, we agreed to issue 53,400 shares of Series D preferred stock to Charles L. Smith to satisfy a post closing earn-out incentive obligation. In February 2001, 226,346 shares of Series D preferred stock were surrendered and cancelled in settlement of a disputed claim. In March 2001, we further amended the terms of the Series D preferred stock to provide for the payment of accrued dividends for the period beginning October 1, 2001 through December 31, 2002 with an equivalent amount of Series D preferred stock, and for payment of cash dividends on a quarterly basis for accrued dividends for the period beginning January 1, 2003. Also, the mandatory redemption provision, which requires 20% annual redemption of the Series D preferred stock over a period of five years, we amended to commence July 1, 2004. The shares of Series D preferred stock are not convertible into common stock, have no voting rights and contain no registration rights.

Series E Preferred Stock

     In September 2000, we agreed to issue an aggregate of 300,000 shares of 12% Cumulative Series E preferred stock with a liquidation value of $5.00 per share to Rodney H. Thomas. In January 2001, we agreed to issue 36,600 shares of Series E Preferred Stock to Charles L. Smith. We agreed to issue these shares, in addition to shares of Series D preferred stock, as full payment of post closing earn-out incentives owed to these officers that were due and payable in cash and common stock and full payment of interest earned by these individuals prior to settlement of the earn-out incentives. The Series E preferred stock is senior to our common stock and is on parity with the Series D preferred stock. The Series E preferred stock will pay cumulative dividends at the rate of $.60 per share annually, subject to the legal availability to pay the dividends and the consent of our lenders. The Series E preferred stock included a provision requiring us to redeem 20% per annum of the outstanding Series E preferred stock beginning October 1, 2001, and provided for a 2% increase in the dividend in the event that we were unable to redeem the required amount. The terms of the Series E preferred stock provide for the accrual of dividends beginning with the date of issuance of Series E preferred stock, with payment commencing October 1, 2001. In March 2001, we amended the terms of the Series E preferred stock to provide for the accrual of dividends beginning with the earlier of the date of issuance of Series E preferred stock or the date of issuance of Series D preferred stock surrendered in exchange for Series E preferred stock. In addition, the amendment provided that payment for accrued dividends for the period which ends December 31, 2002 with an equivalent amount of Series E preferred stock, and for payment of cash dividends on a quarterly basis for accrued dividends for the period beginning January 1, 2003. Also, the mandatory redemption provision, which required 20% annual redemption of the Series D preferred stock over a period of five years, we amended to commence July 1, 2004. The shares of Series E preferred stock are not convertible into common stock, have no voting rights and contain no registration rights.

Senior Debt, Senior Subordinated Note And Warrants

     In July 1999, we received $10.0 million in senior subordinated financing from GE Equity. Interest under the note is payable quarterly in arrears at 12% per annum, subject to substantial increases in certain circumstances. Principal under the note was originally payable in full in July 2002. We may prepay the note at a premium prior to its maturity. The note requires us to comply with affirmative and negative covenants. The note, which GE Equity extended in March 2001 until April 30, 2004, is secured by a lien on substantially all of our assets, a guarantee executed by our subsidiaries and a pledge of our ownership in our current and future subsidiaries. In conjunction with the issuance of the note, we issued to GE Equity warrants to purchase 555,343 shares of our common stock at $0.03 per share which expire during July 2007. In June 2000, the number of shares eligible for purchase by the warrant increased to 561,343 due to anti-dilution provisions contained in the warrant. We have also granted to GE Equity two demand registration rights and unlimited piggyback registration rights for the shares of common stock issuable upon exercise of the warrants.

     In August 1998, we established a $15.0 million line of credit with PNC Bank. We owed PNC Bank $14,719,991 as of December 31, 2000. Subsequent to year end, PNC exercised its right to seize $3,000,000 of collateral provided to it by four guarantors of the PNC Bank debt. Consequently, we reduced the PNC Bank debt balance to $11,719,991. The remaining balance of $11,719,991 we settled for cash of $5,250,000 and the issuance of a warrant to PNC Bank to purchase 200,000 shares of our common stock at $.28 per share. The warrant is exercisable through March 2011.

     We consummated settlement with PNC Bank by restating the original PNC Bank note and by issuing a Series A note payable to GE Equity in the amount of $3,000,000, Series B notes payable to each of the Series B lenders in the total amount of $2,250,000, and a new Series C note payable to GE Equity in the amount of $6,250,000 representing a portion of GE Equity's original $10,000,000 subordinated note. Also, GE Equity agreed to add interest on this $6,250,000 senior debt to principal through December 31, 2001. The debt that we owed GE Equity on the $10,000,000 subordinated note was reduced to $3,750,000. Also, GE Equity agreed to add interest on this $3,750,000 subordinated note to principal through December 31, 2001. The outstanding principal on this subordinated debt is therefore $4,400,000 on May 31, 2001.

     Collectively, the Series A, B and C notes represent our senior debt. The senior debt will bear interest at a rate of 10% per annum, and will mature March 31, 2004. ThermoView also issued to the Series A and B senior lenders warrants to purchase 957,030 shares of our common stock at $.28 per share. These warrants are exercisable through March 2011. These warrants, as well as the warrant issued to PNC, have demand and piggy-back registration rights with respect to common stock underlying the warrants.

     With the exception of one person, the Series B noteholders are our directors, officers or employees. Our directors and executive officers who are Series B noteholders include Messrs. Carmicle, Cox, Dauenhauer, Henderson, Hoffmann, Merrick, Smith, TerBeest, Thomas and Underhill. Mr. TerBeest is a Series B noteholder through Emerging Business Solutions, LLC of which he is a member.

     In March 2001, we delivered a promissory note to Mr. Hoffmann, a guarantor of the PNC Bank debt, for $900,000 at 6% interest per annum in full settlement of any potential obligation related to $1,500,000 of funds forfeited to PNC Bank when PNC Bank exercised its rights under its credit agreement. The $900,000 note matures June 30, 2004.

     In March 2001, we also delivered a promissory note to Mr. Richard E. Bowlds, a former director and officer of ThermoView and a guarantor of the PNC Bank debt, for $300,000 at 6% interest per annum in full settlement of any potential obligation related to $500,000 of funds forfeited to PNC Bank when it exercised its rights under its credit agreement. Mr. Bowlds immediately sold his interest under the promissory note to Mr. Hoffmann.

     The other two guarantors who each guaranteed $500,000 of the PNC Bank debt have not settled possible claims related to forfeiture of their respective collateral.

Related-Party Leases

     ThermoView and Primax share headquarters leased from Mr. Smith for $82,000 annually. ThermoView previously leased its headquarters from Glenn Lyon Lease Development, Inc., a corporation controlled by Mr. Hoffmann, for $111,000 annually. This lease terminated by agreement in December 2000. Additionally, on December 20, 1997, Thermo-Tilt entered into a sale-leaseback transaction on its headquarters with Industrial Leasing of Florida, Inc., a Florida corporation controlled by Robert E. Anderson, a stockholder of ThermoView. Industrial Leasing of Florida purchased Thermo-Tilt's headquarters for $620,000 and Thermo-Tilt deferred the $55,000 gain on the sale, which is being amortized to income over the term of the lease. Thermo-Tilt leases its headquarters from Industrial Leasing of Florida for $78,000 annually.

Related-Party Notes And Loan Guarantees

     In connection  with the April 2000 amendment to our PNC Bank debt,  Stephen
A. Hoffmann, Richard E. Bowlds, Nelson E. Clemmens and Douglas I. Maxwell, III guaranteed $3,000,000 of our PNC Bank debt for fees equal to an annual rate of 5% from April 2000 through June 2000 and 10% thereafter. In January 2001, PNC seized the collateral pledged as security by the above individuals for the loan guaranty. In March 2001, we reached settlements with Messrs. Bowlds and Hoffmann for any claims that they may hold against us regarding their loss of assets in connection with the guaranty.

Company Policy

     Our Board of Directors has reviewed the lease transactions summarized above and believes that those transactions were made on terms no less favorable than terms we could have obtained from unaffiliated third parties. Our Board of Directors has not made a determination as to whether the other related-party transactions described above were made on terms no less favorable than terms we could have obtained from unaffiliated third parties. The Board of Directors has adopted a policy that any future transactions between ThermoView and its officers, directors or principal stockholders will be approved by a majority of the disinterested directors and will be on terms no less favorable than we could obtain from an unaffiliated third party. Since all directors participated in the PNC Bank restructuring as Series B noteholders the Board of Directors did not follow the policy in this instance.

Report Of The Compensation Committee Of The Board Of Directors

     The compensation committee of the Board of Directors is comprised entirely of independent outside directors, none of whom is a current or former employee of ThermoView or its subsidiaries.

     The employment and consulting agreements for our Chief Executive Officer and the four other highest compensated executive officers and those officers no longer serving as of December 31, 2000, whose annual salary and bonus exceeded $100,000 in 2000, stipulated the compensation awarded to, earned by or paid to such executives in 2000. All such employment and consulting agreements are disclosed in this report. The Board of Directors approved all of the employment and consulting agreements.

     As these employment and consulting agreements expire, we shall assist the Board of Directors in monitoring the compensation arrangements with our senior executives. We will consider the following factors, among others, in determining appropriate compensation arrangements with our senior executives:

     o our desire to attract and retain the best qualified and most talented executives available in our business to lead ThermoView in the creation of shareholder value;

     o our desire to motivate and reward annual and long-term results achieved by the executives for our shareholders based upon corporate and individual performance; and

     o our desire to pay competitively as measured against other companies in our industry.

     At least annually, we will meet and review performance evaluations of the senior executives.

     During 2000, ThermoView did not pay any bonuses to its senior executives.

Compensation Committee:
Raymond C. Dauenhauer, Jr.
Bruce C. Merrick
Ronald L. Carmicle

Report of the Audit Committee of the Board of Directors

     The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality , not just the acceptability, of ThermoView's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and ThermoView including the matters on the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The committee discussed with our independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee held two meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of our independent auditors.

George T. Underhill, III, Audit Committee Chair
Ronald L. Carmicle, Audit Committee Member
Raymond C. Dauenhauer, Audit Committee Member

Independent Auditors Fees

     Audit Fees. We estimate that the aggregate fees billed by our independent auditors for professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, and the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, were approximately $270,000.

     Financial Information Systems Design and Implementation Fees. We paid no fees in this category for the year ended December 31, 2000 to our independent auditors.

     All Other Fees. Aggregate fees for all other services rendered by our independent auditors for our most recent fiscal year were $97,925. These fees include audit-related fees of $24,900 for work performed by the independent auditors with respect to an audit of our employee benefit plan and accounting consultations, as well as income tax compliance and consulting services of $73,025.

Performance Graph

     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the shareholders during the 32-month period ended December 31, 2000, as well as an overall stock market index, the Russell 2000, and ThermoView's peer group index utilized for a comparable period which we have selected on an industry basis. The component companies utilized in the Peer Group are Comfort Systems USA, Inc., Integrated Electrical Services, Nortek, Inc., and Royal Group Technologies, LTD. The market capitalization of each peer group company is weighted in the performance graph set forth below.

                        Comparative Annual Total Return
         ThermoView Industries, Inc., Russell 2000 Index And Peer Group
                     (Performance Results Through 12/31/99)*

Name                         04/15/98    12/31/98     12/31/99     12/31/00
----                         --------    --------     --------     --------
ThermoView Industries, Inc.  $100.00      $61.59      $ 19.47       $  1.65
Russell 2000 Index            100.00       88.01       103.71         99.67
Peer Group                    100.00       79.97        59.18         34.56

          * Assumes $100 invested at the close of trading April 15,1998 in ThermoView Industries, Inc. Common Stock, Russell 2000 Index and Peer Group and reinvestment of all dividends.

Stockholder Proposals

     We must receive at our corporate office in Louisville, Kentucky, on or before December 31, 2001, any stockholder proposals intended for our 2002 annual meeting. If a stockholder desires us to include a stockholder proposal in the proxy statement and form of proxy for the 2002 annual meeting, that proposal must comply with applicable requirements of federal securities laws.

Additional Information

     Upon request made to Charlton C. Hundley, Esq., our corporate counsel, our officers will be available to answer questions about ThermoView prior to the annual meeting.

Other Matters

     Our Board of Directors knows of no business which our stockholders will consider at the annual meeting other than the proposals described in this proxy statement. However, if any other business should properly come before the annual meeting, the proxies listed in the form of proxy intend to take action relating to any other business as they determine in their best judgment.

                                          By Order of the Board of Directors



                                          Charlton C. Hundley
                                          Corporate Counsel and Secretary


Louisville, Kentucky
June 10, 2001

                                   APPENDIX A

                           ThermoView Industries, Inc.

Audit Committee Charter

Organization

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed solely of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. All committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the Audit Committee) and at least one member shall have accounting or related financial management expertise.

Statement of Policy

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, internal controls, financial reporting and disclosure practices of the corporation, legal and ethical compliance procedures and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of the corporation. The Audit Committee shall have a clear understanding with management and with the independent auditors that the independent auditors are ultimately accountable of the Board of Directors and the Audit Committee, as representatives of the corporation's shareholders.

Responsibilities

     In carrying out its responsibilities, the Board of Directors believes the policies and procedures of the Audit Committee should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out its responsibilities, the Audit Committee will:

o Review and recommend to the Board of Directors the selection and retention of independent auditors to audit the financial statements of the corporation and its divisions and subsidiaries, or the discharge of such independent auditors. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships the independent auditors have with the corporation to determine their continued independence. The Audit Committee will discuss with the independent auditors the matters included in the written disclosures required by the Independence Standards Board.

o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors. The Audit Committee will also approve the estimated cost of the annual audit and the level and scope of non-audit services provided by the independent auditors.

o Review with the independent auditors, the corporation's internal auditors, and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and adopt any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

o Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

o Discuss with the independent auditors the appropriateness of the accounting principles and financial disclosure practices used or proposed to be adopted by the corporation.

o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit. The Audit Committee should consult periodically with the independent auditors out of the presence of management about the adequacy of the corporation's internal control structure and the completeness and accuracy of the corporation's financial statements.

o Establish, review and update periodically a code of business conduct and ensure that management has established a system to enforce this code. The

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     Audit  Committee will  periodically  review  company policy  statements and procedures to determine their adherence to the corporation's code of business conduct.

o Review periodically with the corporation's counsel legal and regulatory matters that may materially affect the corporation's financial statements, compliance policies and programs.

o Conduct an appropriate review of all related party transactions on a continuing basis and review potential conflict of interest situations where appropriate.

o Review accounting, financial, human resources and management succession planning within the corporation.

o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

o Review and update this Charter on an annual basis, or more frequently as appropriate.

o Perform such other duties and functions consistent with this Charter, the corporation's bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.


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                                   APPENDIX B

                           THERMOVIEW INDUSTRIES, INC.
                             2000 STOCK OPTION PLAN

ss.1.       BACKGROUND AND PURPOSE
            ------------------------
     The purpose of this Plan is to promote the interest of ThermoView through grants to Key Employees and Directors of Options to purchase Stock in order (1) to attract Key Employees and Directors, (2) to provide an additional incentive to each Key Employee and Director to work to increase the value of Stock, and
(3) to provide each Key Employee and Director with a stake in the future of ThermoView which corresponds to the stake of each of ThermoView's stockholders.

ss. 2.       DEFINITIONS
     Each term set forth in this 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.
2.1. Board -- means the board of directors of ThermoView.
2.2. Change in Control -- means (1) the individuals who, as of the date this Plan is effective, constitute the Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date this Plan is effective whose election or nomination for election by ThermoView's shareholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual were a member of the Board as of the date this Plan is effective, or (2) the acquisition, directly or indirectly, of legal or beneficial ownership of or the power to vote more than 25% of the outstanding Stock by any person or by two or more persons acting together, except an acquisition from ThermoView or by ThermoView, ThermoView's management or an ThermoView sponsored employee benefit plan, where (3) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government, and (4) customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of Stock shall be disregarded for purposes of this definition.
2.3. Code -- means the Internal Revenue Code of 1986, as amended.
2.4. Committee -- means the committee appointed by the Board to administer this Plan which at all times shall consist of two or more members of the Board. At such time as ThermoView becomes subject to the reporting requirements under Section 16(b) of the Exchange Act, each member of the Committee shall be a "Non-employee Director," as defined under Rule 16b-3.
2.5. Director -- means any member of the Board who is not an employee of ThermoView or a Subsidiary or any affiliate of ThermoView and who is designated in writing by the Board as eligible to receive an Option under this Plan.
2.6. Exchange Act -- means the Securities Exchange Act of 1934, as amended.
2.7. Fair Market Value -- means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is not traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal

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
     selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported or so quoted in accordance with 2.5(l) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee, acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.
2.8. Insider -- means any individual who is subject to Section 16(a) of the Exchange Act.
2.9. ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of 422 of the Code.
2.10.Key Employee -- means a full time employee of ThermoView or any Subsidiary or any affiliate of ThermoView designated by the Committee who, in the judgment of the Committee, acting in its absolute discretion, is key, directly or indirectly, to the success of ThermoView.
2.11.NQO-- means an option  granted  under this Plan to purchase  Stock which is intended to fail to satisfy the requirements of 422 of the Code. 2.12.Option -- means an ISO or a NQO.
2.13.Option Certificate -- means the written certificate which sets forth the terms of an Option granted to a Key Employee or Director under 7 of this Plan.
2.14.Option  Price -- means the price which shall be paid to purchase  one share of Stock upon the exercise of an option granted under this Plan. 2.15.Parent Corporation -- means any corporation which is a parent of ThermoView within the meaning of 424(e) of the Code.
2.16.Plan -- means this ThermoView  Industries,  Inc. 2000 Stock Option Plan, as
     amended from time to time.
2.17.Rule 16b-3 -- means Rule 16b-3 as promulgated  pursuant to Section 16(b) of the Exchange Act or any successor to such rule.
2.18.Stock -- means $.001 par value common stock of ThermoView.
2.19.Subsidiary  --  means  a  corporation  which  is a  subsidiary  corporation
     (within the meaning of 424(f) of the Code) of ThermoView.
2.20.Surrendered Shares -- means the shares of Stock described in 11 which (in lieu of being purchased) are surrendered for cash or Stock, or for a combination of cash and Stock, in accordance with 11.
2.21.Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either ThermoView, a Subsidiary or a Parent Corporation.
2.22.ThermoView -- means ThermoView Industries, Inc., a Delaware corporation, and any successor to such corporation.

ss. 3.       SHARES RESERVED UNDER PLAN
     There shall be 1,400,000 shares of Stock reserved for use under this Plan; provided, however, that any shares of Stock reserved for issuance but not granted under the ThermoView Industries, Inc. 1999 Employee Stock Option Plan as of the close of business on September 30, 2000 shall be available for use under this Plan and shall be counted toward the total 1,400,000 shares of Stock

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
reserved for use under this Plan. All such shares of Stock shall be reserved to the extent that ThermoView deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by ThermoView. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain unissued after the surrender of an Option under 11 and any shares of Stock used to satisfy the Option Price or a withholding obligation under 17.3 shall not again become available for use under this Plan.

ss. 4.       EFFECTIVE DATE
     The effective date of this Plan shall be October 1, 2000, provided the Board has adopted the Plan as of such date and provided the shareholders of ThermoView (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date and such approval satisfies the requirements for shareholder approval under Rule 16b-3. If any Options are granted under this Plan before the date of such shareholder approval, such Options automatically shall be granted subject to such approval.

ss. 5.       COMMITTEE
     This Plan shall be administered by the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it shall determine. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to 14, 15 and 16 of this Plan and, if applicable, Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on ThermoView, on each affected Key Employee, on each affected Director and on each other person directly or indirectly affected by such action.

ss. 6.       ELIGIBILITY
     Eligibility for the grant of NQOs shall be limited to Key Employees and Directors. Eligibility for the grant of ISOs shall be limited to Key Employees who are employed by ThermoView or a Parent Corporation or a Subsidiary.

ss. 7.       OPTIONS
7.1. Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and Directors under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Options in exchange for outstanding Options which have a higher or lower Option Price; provided, however, that no grants of ISOs shall be made to Key Employees who are not employed by ThermoView or a Parent Corporation or a Subsidiary. Each grant of an Option to a Key Employee or Director shall be evidenced by an Option Certificate, and each

     Option Certificate shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a NQO to a Key Employee on the same date, the right of the Key Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option. 7.2. $100,000 Limit. To the extent that the aggregate Fair Market Value of Stock (determined as of the date the ISO is granted) with respect to which ISOs first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as NQOs. The Fair Market Value of Stock subject to any other option (determined as the date such option was granted) which (1) satisfies the requirements of 422 of the Code and (2) is granted to a Key Employee under a plan maintained by ThermoView, a Subsidiary or a Parent Corporation shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation set forth in this 7.2 in accordance with 422(d) of the Code.

ss. 8.       OPTION PRICE
     The Option Price for each share of Stock subject to an ISO which is granted to a Key Employee shall be no less than the Fair Market Value of a share of Stock on the date the ISO is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price for each share of Stock subject to an NQO which is granted to a Key Employee or Director may (in the absolute discretion of the Committee) be more or less than or equal to the Fair Market Value of a share of Stock on the date the NQO is granted; however, that in no event shall the Option Price be less than adequate consideration as determined by the Committee. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock acceptable to the Committee, or in any combination of cash, check and Stock acceptable to the Committee. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate. Any payment made in Stock shall be made either by tendering shares of Stock held by the Key Employee or Director or, to the extent allowed by the Committee, in its sole discretion, by having ThermoView withhold Stock (that otherwise would be transferred to the Key Employee or Director upon the exercise of such Option).

ss. 9.       EXERCISE PERIOD
     Each Option granted under this Plan to a Key Employee or Director shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option granted to a Key Employee or Director exercisable after the earlier of (1) the date such Option is exercised in full; (2) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or
(3) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) an NQO or (b) an ISO which is granted to a Key Employee who

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
is not a Ten Percent Shareholder on the date the Option is granted. An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability. Also, an Option Certificate may provide for the exercise of an Option after a Director has ceased to serve as such (or has ceased to serve in the same capacity on the Board as when the Option was granted) for any reason whatsoever, including death or disability.

ss. 10.      NONTRANSFERABILITY
     Neither an Option granted under this Plan nor any related surrender rights under 11 shall be transferable by a Key Employee or Director other than by will or by the laws of descent and distribution, and any such Option and any such surrender rights shall be exercisable during the lifetime of a Key Employee or Director only by such Key Employee or Director. The person or persons to whom an Option or any related surrender rights is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Key Employee or Director under this Plan.

ss. 11.      SURRENDER OF OPTIONS
11.1.General  Rule.  The  Committee  acting  in  its  absolute   discretion  may
     incorporate a provision in an Option Certificate to allow a Key Employee or Director to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that (1) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and (2) the Option to purchase such Stock is otherwise exercisable.
11.2.Procedure.  The  surrender  of an  Option  in  whole  or in part  shall  be effected by the delivery of the Option Certificate to the Committee (or to its delegate) together with a statement signed by the Key Employee or Director which specifies the number of shares of Stock as to which the Key Employee or Director surrenders his or her Option and (at the Key Employee's or Director's option) how he or she desires payment be made for such Surrendered Shares.
11.3.Payment.  A Key Employee or Director in exchange for his or her Surrendered
     Shares shall (to the extent consistent with the exemption under Rule 16b-3, if applicable) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Option Price for the Surrendered Shares. The Committee acting in its absolute discretion shall determine the form and timing of such payment, and the Committee shall have the right (1) to take into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Key Employee or Director and delivered to the Committee (or to its delegate) and (2) to forfeit a Key Employee's or Director's right to payment of cash in lieu of a fractional share of stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this 11 to come within the exemption under Rule 16b-3.
11.4.Restrictions.  At such time as ThermoView  becomes subject to the reporting
     requirements   under   Section  16(b)  of  the  Exchange  Act,  any  Option
     Certificate which incorporates a provision to allow a Key Employee or Director to surrender his or her Option in whole or in part also shall incorporate such additional restrictions, if any, as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.

ss. 12.      SECURITIES REGISTRATION
     Each Option Certificate shall provide that, upon the receipt of shares of Stock as a result of the surrender or exercise of an Option, the Key Employee or Director shall, if so requested by ThermoView, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by ThermoView, shall deliver to ThermoView a written statement satisfactory to ThermoView to that effect. ThermoView shall not have any obligation to take any action to register the Plan or the issuance of Stock pursuant to this Plan under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws. Each Option Certificate also shall provide that, if so requested by ThermoView, the Key Employee or Director shall make a written representation to ThermoView that he or she will not sell or offer to sell any of such Stock unless a registration statement shall be in effect with respect to such Stock under the Securities Act of 1933, as amended, and the applicable state securities laws, or unless he or she shall furnish to ThermoView an opinion, in form and substance satisfactory to ThermoView, of legal counsel acceptable to ThermoView, that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option under this Plan may at the discretion of ThermoView bear a legend to the effect that such Stock has not been registered under the Securities Act of 1933, as amended, or any applicable state securities law, and that such Stock may not be sold or offered for sale in the absence of an effective registration statement as to such Stock under such act and any applicable state securities law or an opinion, in form and substance satisfactory to ThermoView, of legal counsel acceptable to ThermoView, that such registration is not required.

ss. 13.      LIFE OF PLAN
     No Option shall be granted under this Plan on or after the earlier of (1) the tenth anniversary of the effective date of this Plan (as determined under 4 of this Plan), in which event this Plan shall continue in effect until all outstanding Options have been surrendered or exercised in full or no longer are exercisable, or (2) the date on which all of the Stock reserved under 3 of this Plan has (as a result of the surrender or exercise of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

ss. 14.      ADJUSTMENT
     The number, kind or class (or any combination thereof) of shares of Stock reserved under 3 of this Plan, and the number, kind or class (or any combination thereof) of shares of Stock subject to Options granted under this Plan and the Option Price of such options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of ThermoView, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under 3 of this Plan, and the number, kind or class (or any combination thereof) of shares subject to Options granted under this Plan and the Option Price of such Options in the event of any corporate transaction described in 424(a) of the Code which provides for the substitution or assumption of such Option grants in order to take into account on an equitable basis the effect of such transaction. If any adjustment under this 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any

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
Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this 14 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under 3" within the meaning of 16(1)(a) of this Plan.

ss.15.      SALE OR MERGER OF THERMOVIEW; CHANGE IN CONTROL
15.1.Sale or Merger. If ThermoView agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under this Plan in accordance with 14 on a basis that is fair and equitable to holders of such Options as determined by the Board, each Option granted to a Key Employee or Director at the direction and discretion of the Board (a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally by ThermoView (i) in exchange for (A) a transfer to such Key Employee or Director of the number of whole shares of Stock, if any, which he or she would have received if he or she had the right to surrender his or her outstanding Option in full under 11 of this Plan and he or she exercised that right on the date set by the Board exclusively for Stock or (B) the right to exercise his or her outstanding Option in full on any date before the date as of which the Board unilaterally cancels such Option in full or, if the exchange described in this 15.1(i) would result in a violation of Section 16 of the Exchange Act for a Key Employee or Director, (ii) may be cancelled unilaterally by ThermoView after advance written notice to such Key Employee or Director or (b) may be cancelled unilaterally by ThermoView if the Option Price equals or exceeds the Fair Market Value of a share of Stock on a date set by the Board. The Board may exercise its discretion to vest an Option in full upon a transaction described in this 15.1 either at the time the Option is granted (by including such vesting provision in the Option Certificate given to the affected Key Employee or Director) or at the time such transaction occurs.
15.2.Change in Control. If there is a Change in Control of ThermoView or a tender or exchange offer is made for Stock other than by ThermoView, the Board thereafter shall have the right to take such action with respect to any unexercised Options granted to Key Employees or Directors, or all such Options, as the Board deems appropriate under the circumstances to protect the interest of ThermoView in maintaining the integrity of such grants under this Plan, including following the procedure set forth in 15.1 for a sale or merger of ThermoView with respect to such Options. At the time an Option is granted, the Board may, in its discretion, provide for full vesting of such Option upon a transaction described in this 15.2 by including such a provision in the Option Certificate given to the affected Key Employee or Director. The Board shall have the right to take different action under this 15.2 with respect to different Key Employees, different Directors or different groups of Key Employees, as the Board deems appropriate under the circumstances. The Board shall have the right to take different action under this 15.2 with respect to Key Employees on the one hand and Directors on the other hand and/or with respect to different Directors or different groups of Directors, as the Board deems appropriate under the circumstances.

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
ss. 16.      AMENDMENT OR TERMINATION
     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of ThermoView required under 422 of the Code (a) to increase the number of shares of stock reserved under 3, or (b) to change the class of employees eligible for Options grants under 6. Any amendment which specifically applies to NQOs shall not require shareholder approval unless such approval is necessary to comply with Section 16 of the Exchange Act. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option granted before such suspension or termination unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of ThermoView or a transaction described in 14 or 15 of this Plan.

ss. 17.      MISCELLANEOUS
17.1.Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of ThermoView as a result of the grant of an Option under this Plan or his or her exercise or surrender of such Option pending the actual delivery of the Stock subject to such Option to such Key Employee or Director.
17.2.No Contract of Employment or Right to Service. The grant of an Option to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the Option Certificate, which evidences his or her Option.
17.3.Withholding. The exercise or surrender of any Option granted under this Plan shall constitute a Key Employee's or Director's full and complete consent to whatever action the Board or the Committee, as applicable, deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Board or the Committee, as applicable, in its discretion deems applicable to such exercise or surrender. The Board or the Committee, as applicable, also shall have the right to provide in an Option Certificate that a Key Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan, and if the Key Employee or Director is subject to the reporting requirements under Section 16 of the Exchange Act, any such election shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3.
17.4.Construction.  This Plan shall be construed  under the laws of the State of
     Delaware.
17.5.Other Conditions. Each Option Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option) enter into any agreement or make such representations prepared by ThermoView, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or provides for the repurchase of such Stock by ThermoView under certain circumstances.

PROXY

                           THERMOVIEW INDUSTRIES, INC.

           This Proxy is Solicited on behalf of the Board of Directors

     The undersigned hereby appoints Charles L. Smith and Charlton C. Hundley, and each of them, as proxies, with full power of substitution, and authorizes them, and each of them, to vote and act with respect to all shares of Common Stock, $0.001 par value per share of ThermoView Industries, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, July 26, 2001, at 10:00 A.M. EDT, at the Louisville Marriott East, 1903 Embassy Square Boulevard, Louisville, Kentucky, and at any and all adjournments thereof.

     The Board of Directors recommends a vote FOR each of the following proposals:

     1.   ELECTION OF DIRECTORS TO CLASS II
           _                                 _
          |_|  FOR all nominees listed      |_|  WITHHOLD AUTHORITY
               below (except as marked           to vote for all nominees
               to the contrary below)            listed below

          NOMINEES: J. Sherman Henderson, III, Rodney H. Thomas, George T. Underhill, III.

     (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below. Unless authority to vote for all the nominees listed above is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not entered below.)

          -------------------------------------------------------------

          ELECTION OF DIRECTORS TO CLASS III
           _                                 _
          |_|  FOR all nominees listed      |_|  WITHHOLD AUTHORITY
               below (except as marked           to vote for all nominees
               to the contrary below)            listed below

               NOMINEES:  Charles L. Smith, Robert L. Cox.

     (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below. Unless authority to vote for all the nominees listed above is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not entered below.)

            --------------------------------------------------------

          ELECTION OF DIRECTORS TO CLASS I
           _                                 _
          |_|  FOR all nominees listed      |_|  WITHHOLD AUTHORITY
               below (except as marked           to vote for all nominees
               to the contrary below)            listed below

               NOMINEES:  Bruce C. Merrick.

          (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below. Unless authority to vote for all the nominees listed above is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not entered below.)

            ---------------------------------------------------------

     2.   PROPOSAL TO AUTHORIZE THE 2000 STOCK OPTION PLAN


          |_|  FOR          |_|  AGAINST          |_|  ABSTAIN


     3. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

          |_|  FOR          |_|  AGAINST          |_|  ABSTAIN

     4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

     The proxies shall vote such shares as specified herein. If a choice is not specified, they shall vote for the election of all nominees for directors and in favor of Proposals 2 and 3.


                                             Dated: ______________________, 2001


                                             ---------------------------------
                                              Signature

                                             ---------------------------------
                                              Signature

     Name(s) should be signed exactly as shown to the left hereof. Title should be added if signing as executor, administrator, trustee, etc.

                     PLEASE DATE, SIGN AND RETURN THIS PROXY
                      PROMPTLY IN THE ACCOMPANYING ENVELOPE